Exhibit 10.1

June 4, 2007

Mr. Ron Doornink

872 6th Street

Manhattan Beach, California 90266

Re:          Employment Agreement Amendment

Dear Ron:

The purpose of this letter is to amend the term of the Employment Agreement between you and Activision Publishing, Inc. (the “Company”), dated as of July 22, 2002, as amended as of February 27, 2003 and as amended and supplemented by letters dated July 23, 2002, June 1, 2004 and June 15, 2005 (the “Employment Agreement”). You currently provide services as Senior Advisor to the Company pursuant to the terms and conditions of the Employment Agreement.

The parties here by acknowledge and agree that the Employment Agreement shall be extended by a term of one (1) year, and that accordingly the definition of the term “Expiration Date” under the Employment Agreement shall be amended to mean June 30, 2008.

Except as otherwise set forth in this letter with regard to the extension of the term of the Employment Agreement, the Employment Agreement and the terms and condition thereof, as heretofore amended, shall remain in full force and effect.

Please sign the enclosed copies of this letter amendment and return one of them to us to confirm your acceptance and agreement to the foregoing.

ACTIVISION PUBLISHING, INC.

/s/ Michael Griffith
Michael Griffith
President and Chief Executive Officer

ACCEPTED AND AGREED

/s/ Ron Doornink
Ron Doornink
Senior Advisor